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                                                                    Exhibit 10.8


                               HEALTHWATCH, INC.

                     AMENDED AND RESTATED AGENCY AGREEMENT

Commonwealth Associates, L.P.
830 Third Avenue
New York, New York 10022
                                                  February 7, 2000

Gentlemen:

     HealthWatch, Inc., a Minnesota corporation (the "Company"), and Commonwealth Associates, L. P., a New York limited partnership ("Commonwealth" or the "Placement Agent") are parties to an Agency Agreement dated December 23, 1999, as amended on February 1, 2000 (the "Agency Agreement"). The Company and Commonwealth desire to reflect certain amendments and modifications to the terms of the financings contained in the Agency Agreement by entering into this Amended and Restated Agency Agreement (this "Agreement").

     The Company sold or will sell to "accredited investors," in a private placement (the "Bridge Financing"), units (the "Bridge Units") at $ 100,000 per Bridge Unit, each Bridge Unit consisting of: (i) 1,000 shares (the "C Preferred Shares") of Series C 8% Convertible Preferred Stock (the "Series C Preferred Stock) having the rights and preferences set forth in the Certificate of Designation of Series C Preferred Stock attached hereto as Appendix A and incorporated by reference herein (the "Series C Designation 7); and (ii) five-year warrants (the "Bridge Warrants") to purchase 166,667 shares of the Company's common stock (the "Common Stock") at an exercise price of $1.875 per share. Three Bridge Units were sold on December 23, 1999 and the Company anticipates completing the sale of an additional Bridge Unit by February 16,2000.

     The Company proposes to offer for sale to "accredited investors," in a private placement (the "Offering"), up to 150 units (the "Preferred, Units") at $100,000 per Preferred Unit, each Preferred Unit consisting of (i) 1,000 shares (the "D Preferred Shares") of Series D 8% Convertible Preferred Stock (the "Series D Preferred Stock") having the rights and preferences set forth in the Certificate of Designation of Series D Preferred Stock attached hereto as Appendix B and incorporated by reference herein (the "Series D Designation") and
(ii) five-year warrants (the "Offering Warrants") to purchase that number of shares of Common Stock equal to 25% of the shares of Common Stock initially issuable upon conversion of the D Preferred Shares. A minimum of 50 Preferred Units ($5,000,000) (the "Minimum Offering") and a maximum of 100 Preferred Units ($10,000,000) (the "Maximum Offering") will be sold in the Offering. The Maximum Offering may be increased by up to 100 Preferred Units ($10,000,000) by mutual agreement of the Company and the Placement Agent in the event of over-subscription. The Preferred Units will be offered pursuant to those terms and conditions mutually acceptable to you and the Company as reflected in a Confidential Private Placement Memorandum prepared by the Company in form and substance satisfactory to you and your counsel (the "Memorandum"). The Minimum Offering will be made on a "best efforts - all-or-none" basis and the balance of the Offering will be made on a "best efforts" basis. The Bridge Units and the Preferred Units (sometimes collectively referred to herein as the "Units") are being offered in accordance with Section 4(2) of the Securities Act of 1933, as amended (the " 1933 Act") and Regulation D promulgated thereunder.

     The Company has arranged with Commonwealth for a senior secured line of credit (the "Line of Credit") of up to $2,000,000. The Line of Credit shall be repaid out of the proceeds of the Offering. In consideration of the, Line of Credit, the Company will issue to Commonwealth or its designees five-year warrants to purchase 1,000,000 shares of common stock of the Company ("Line of Credit Shares"), at an exercise price of $3.50 per share (the
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"Line of Credit Warrants"). The Line of Credit will be secured by all assets of the Company, including but not limited to its contract rights, intellectual property and other assets. Funds advanced pursuant to the Line of Credit will bear interest at the rate of 8% per annum, payable at maturity. The maturity date shall be upon the earlier of (i) 12 months from the date of issuance, or
(ii) upon the Company raising a minimum of $5,000,000 from any debt or equity placement, or (iii) a merger or combination of the Company or the sale of all or substantially all of the assets of the Company or the purchase by a single entity or person or group of affiliated entities or persons of more than 50% of the voting stock of the Company. In the event that Commonwealth elects not to proceed with the Offering, then the Company may, at its option, elect to repay the Line of Credit when it matures in connection with the above in shares of its Common Stock based on the average closing bid price for the five trading days immediately preceding the maturity date. The Line of Credit Shares shall be entitled to the same registration rights as investors in the Offering, but, in any event, the Company shall register the Line of Credit Shares within 12 months from the initial funding under the Line of Credit.

     The Bridge Financing and the Offering are collectively referred to herein as the "Placements." The Memorandum (including the exhibits thereto), as it may be amended or supplemented from time to time, and the form of proposed subscription agreement between the Company and each subscriber for the Placements (the "Subscription Agreement") and the exhibits which are part of the Memorandum and/or Subscription Agreement are collectively referred to herein as the "Offering Documents."

     In the event the Company does not receive approval of the anti-dilution provisions contained in the, Offering and Line of Credit Warrants from either Nasdaq or its shareholders at a meeting called for such purpose (as set forth in Section 3(b)(xvi) herein), the number of shares purchasable upon exercise of the respective warrants will double without any further action on the part of the Company of the holders of such warrants.

     The Company will prepare and deliver to you a reasonable number of copies of the Offering Documents in. form and substance satisfactory to you and your counsel.

     Each prospective investor subscribing to purchase Units ("Subscriber") will be required to deliver, among other things, a Subscription Agreement and a confidential purchaser questionnaire ("Questionnaire') in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

     I.    Appointment of Placement Agent.
           ------------------------------

           (a) You are hereby appointed exclusive Placement Agent of the Company (subject to your right to have selected dealers ("Selected Dealers') in good standing with the National Association of Securities Dealers ("NASD') participate in the Placements) during the respective offering periods for the Placements herein specified for the purposes of assisting the Company in finding qualified Subscribers. The offering period for the Bridge Financing (the "Bridge Offering Period') shall continue until the earlier to occur of. (i) the sale of all of the Bridge Units; or (ii) February 18, 2000. The day that the Bridge Offering Period terminates is hereinafter referred to as the "Bridge Termination Date."

     The offering period for the Offering (the "Preferred Offering Period") shall commence on the day the Offering Documents are first made available to you by the Company for delivery in connection with the offering for sale of the Preferred Units and shall continue until the earlier to occur of. (i) the sale of the Maximum Offering; or (ii) the later of (A) March 31, 2000 and (B) thirty
(30) days following approval by the Company's shareholders of a sufficient increase in the Company's authorized capital stock to enable completion of the Maximum Offering; or (iii) the date the parties mutually agree to terminate the Offering. If the Minimum Offering is not sold prior to the end of the Preferred Offering Period, the Offering will be terminated and all Rinds received from Subscribers will be returned, without interest and without any deduction. The day that the Preferred Offering Period terminates is hereinafter referred to as the "Preferred Termination Date." The Preferred Termination Date may be extended for up

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

to thirty (30) days by mutual agreement of the Placement Agent and the Company.

           (b) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified subscribers for the Bridge Financing and the Offering. It is understood that the Placement Agent has no commitment to sell the Bridge Units or the Preferred Units. Your agency hereunder is not terminable by the Company except upon termination of the Preferred Offering Period.

           (c) Subscriptions for Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units.

           (d) The Placement Agent and/or its affiliates will be investors in the Placements.

     2.    Representations and Warranties of the Company. The Company represents
           ---------------------------------------------
and warrants to the Placement Agent and each Selected Dealer, if any, as follows:

           (a)   Securities Law Compliance. The offer, offer for sale, and sale
                 -------------------------
of the Units have not been registered with the United States Securities and Exchange Commission (the . "SEC"). The Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of
Section 5 of the 1933 Act. The Company will use its best efforts to conduct the Offering in compliance with the requirements of Regulation D of the General Rules and Regulations under the 1933 Act, and the Company will file all appropriate notices of offering with the SEC. The Company has prepared the Offering Documents. During the term of the Offering, the Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems reasonably necessary to comply with applicable state and federal law.

           (b)   Organization. The Company is a corporation duly organized,
                 ------------
validly existing and in good standing under the laws of the Minnesota and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as described in the Offering Documents, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement, as appropriate, and is duly licensed or qualified to do business as a foreign corporation in Georgia and in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to be so licensed or qualified would not, in the aggregate, have A material adverse effect on the business or financial condition of the Company (a "Material Adverse Effect").

           (c)   Capitalization. The authorized, issued and outstanding capital
                 ---------------
stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth in Schedule 2(c) to this Agreement. All issued and
                          -------------
outstanding shares of the Company are validly issued, fully paid and nonassessable and

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

such shares have not been issued in violation of the preemptive rights of any shareholder of the Company. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

           (d)   Warrants. Preemptive Rights, Etc. Except as set forth in or
                 ---------------------------------
contemplated by Schedule 2(d) to this Agreement, there are not, nor will there
                -------------
be immediately after the Closing (as hereinafter defined), any outstanding warrants, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and neither of the Placements will cause any anti-dilution adjustments to such securities or commitments except as set forth in Schedule
                                                                     --------
2(d) to this Agreement.
----

           (e)   Subsidiaries and Investment. Other than as set forth in
                 ---------------------------
Schedule 2(g) to this Agreement, the Company has no subsidiaries and the Company
-------------
does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

           (f)   Financial Statements. The financial information contained in
                 --------------------
the Offering Documents will be accurate in all material respects. The financial statements attached to the Offering Documents are hereinafter referred to collectively as the Financial Statements." The Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated.

           (g)   Absence of Changes. Since the date of the Financial Statements,
                 ------------------
except with respect to matters of which the Company has notified you in writing, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and, except as set forth in Schedule 2(g) to this
                                                     -------------
Agreement there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

           (h)   Except as set forth in or contemplated by Schedule 2(h) to this
                                                           -------------
Agreement, the Company has good and marketable title to all material properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as described in the Offering Documents.

           (i)   Proprietary Rights.  Except as set forth in or contemplated by
                 ------------------
Schedule 2(i) to this Agreement, the Company owns or possesses exclusive and
-------------
enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used in the conduct of its business (the "Proprietary Rights"). The Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or currently proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company's knowledge, no others have infringed the Company's Proprietary Rights.

           (j)   Litigation. Except as set forth in or contemplated by Schedule
                 ----------                                            --------
2(j) to this Agreement, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company (or basis therefor known to the Company), the adverse outcome of which would be reasonably likely to have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

           (k)   Non-Defaults: Non-Contravention. Except as set forth in or
                 -------------------------------
contemplated by Schedule 2(k) to this Agreement, the Company is not in violation
                -------------
of or default under, nor will the execution and delivery of this Agreement or any of the Offering Documents, the Fund Escrow Agreement, the Line of Credit Commitment Letter, 8% Secured Promissory Note(s), General Security Agreement or the Finder's Agreement (all as defined herein) or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under:
(i) its Certificate of Incorporation, or its By-laws; or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such violation or default would have a Material Adverse Effect; or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such violation or default would have a Material Adverse Effect, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect.

           (l)   Taxes. Except as set forth in or contemplated by Schedule
                 -----                                            --------
2(l) to this Agreement, the Company has filed all Federal, state, local and
----
foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied. To the best of the Company's knowledge, the tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

           (m)   Compliance With Laws: Licenses. Etc. Except as set forth in
                 ------------------------------------
or contemplated by Schedule 2(m) to this Agreement, the Company has not received
                   ---------
notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would be reasonably likely to have a Material Adverse Effect. The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed or possess a permit would not have a Material Adverse Effect. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

           (n)   Authorization of Agreement, Etc. This Agreement has been duly
                 --------------------------------
and validly authorized,
executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement, the Subscription Agreement, the Fund Escrow Agreement, the Line of Credit Commitment Letter, 8% Secured Promissory Note(s), General Security Agreement and the Finder's Agreement have been duly authorized by all requisite corporate action by the Company and when delivered, constitute or will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable laws regarding insolvency and to principles of equity.

           (o)   Authorization of Preferred Shares, Warrants Etc. Except as
                 ------------------------------------------------
set forth in or contemplated by Schedule 2(o) to this Agreement, the issuance,
                                -------------
sale and delivery of the C and D Preferred Shares, the Bridge Warrants, the Offering Warrants, the Line of Credit Warrants and the Agent's Options (as defined herein) have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered in accordance with the Offering Documents for the consideration set forth therein, the C and D Preferred Shares, the Bridge Warrants, the Offering Warrants, the Line of Credit Warrants and the Agent's Options will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the shareholders of the Company or others which rights were not waived prior to the initial closing of the Bridge Financing (the "Initial Bridge Closing").

           (p)   Authorization of Reserved Share. Except as set forth in or
                 -------------------------------
contemplated by Schedule 2(p) to this Agreement, the issuance, sale and delivery
                --------
by the Company of the shares of Common Stock issuable upon conversion or exercise of the C and D Preferred Shares, the Bridge Warrants, the Offering Warrants, the Line of Credit Warrants and the Agent's Options (the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon exercise of all or any of the Bridge Warrants, the Offering Warrants, the Line of Credit Warrants and Agent's Options and conversion of all or any of the C and D Preferred Shares and when so issued, sold, paid for and delivered for the consideration set forth in the Offering Documents, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the shareholders of the Company or others which rights shall not have been waived prior to the Initial Bridge Closing.

           (q)   Exemption from Registration. Assuming (i) the accuracy of the
                 ---------------------------
information provided by the respective Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the 1933 Act, the offer and sale of the Units and the C and D Preferred Shares and Bridge and Offering Warrants comprising the Units pursuant to the terms of this Agreement are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

           (r)   Registration Rights. Except with respect to holders of the
                 -------------------
Units, the C and D Preferred Shares, the Bridge Warrants, the Offering Warrants, the Line of Credit Warrants and the Agent's Options, and except as set forth in
Schedule 2(r) hereto, no person has any right to cause the Company to effect the
-------------
registration under the 1933 Act of any securities of the Company. The Company shall grant registration rights under the 1933 Act to the investors in the Placements and/or their transferees as more fully described in the applicable Subscription Agreements.

           (s)   Brokers. Neither the Company nor any of its officers,
                 -------
directors, employees or shareholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent.

           (t)   Title to Securities. When certificates representing the C and D
                 -------------------
Preferred Shares, the Bridge Warrants, the Offering Warrants, the Line of Credit Warrants and the Agent's Options have been duly delivered to the purchasers participating in the Bridge Financing and Offering, respectively, and payment shall have been made therefor, the several purchasers shall receive from the Company good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any,, in respect of the original issuance thereof.

           (u)   Right of First Refusal. Except for the right of first refusal
                 ----------------------
granted to the Placement Agent herein, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

     3.    Closing: Placement and Fees.
           ---------------------------

           (a)   Closing of the Placements.
                 -------------------------

                 (i)   Bridge Financing. The Bridge Closing shall take place at
                       ----------------
the offices of the Placement Agent, 830 Third Avenue, New York, New York no later than three business days following the Bridge Termination Date, which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At each Bridge Closing, payment for the Bridge Units issued and sold by the Company shall be made against delivery of the Preferred Shares and Warrants comprising such Bridge Units.

                 (ii)  Offering. Provided the Minimum Offering shall have been
                       --------
subscribed for and funds representing the sale thereof shall have cleared, a closing (the "Initial Preferred Closing") shall take place at the offices of the Placement Agent, 830 Third Avenue, New York, New York within three business days thereafter (but in no event later than five days following the Preferred Termination Date), which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At the Initial Preferred Closing, payment for the Preferred Units issued and sold by the Company shall be made against delivery of the D Preferred Shares and Offering Warrants comprising such Preferred Units. In addition, subsequent closings of the Offering (if applicable) may be scheduled at the discretion of the Company and Placement Agent, each of which shall be deemed a'Treferred Closing" hereunder.

           (b)   Conditions to Placement Agent's Obligations. The obligations
                 -------------------------------------------
of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each closing date of the Placements, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (i)   Due Qualification or Exemption. (A) The Placements will
                       ------------------------------
become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(d) below not later than the Closing Date, and (B) at the Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

                 (ii)  No Material Misstatements. Neither the Blue Sky
                       -------------------------
qualification materials nor the Offering Documents, nor any supplement thereto, will contain any untrue statement of a fact which in the opinion of the Placement Agent is material, or omits to state a fact, which in the opinion of the Placement Agent is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (iii) Compliance with Agreements. The Company will have
                       --------------------------
complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing;

                 (iv)  Corporate Action. The Company has or will have taken all
                       ----------------
necessary corporate action, including, without limitation,obtaining the approval of the Company's board of directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the Placements contemplated hereby;

     The obligation of the Placement Agent to consummate the Offering is subject to the following additional conditions:
                 -----------

                 (v)   Opinion of Transaction Counsel. Company Counsel and
                       ---------------------------------------------------
Patent Counsel. The Placement Agent shall receive the opinion of Paul, Hastings,
--------------
Janofsky & Walker LLP, transaction counsel to the Company, and/or Gambrell & Stolz, L.L.P., counsel to the Company (who will give all opinions with respect to the Bridge Financing and events occurring prior to February 21, 2000), substantially to the effect that:

                       (A) the Company is, validly existing and in good standing under the laws of the Minnesota, has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business and is duly qualified or licensed to do business as a foreign corporation in Georgia and in each other jurisdiction listed on an exhibit to such opinion;

                       (B) each of this Agreement, the Subscription Agreement, the D Preferred Shares, the Offering Warrants, the Agent's Options, the Fund Escrow Agreement, the Finder's Agreement, the Line of Credit Commitment Letter, 8% Secured Promissory Note(s) and General Security Agreement has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                       (C) to such counsel's knowledge, and without independent investigation, the authorized, issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in Schedule 2(c) hereto. To such counsel's knowledge, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in
           Schedule 2(d). All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and to such counsel's knowledge have not been issued in violation of the preemptive lights of any securityholder of the Company. The offers and sales of such securities were either registered under the 1933 Act and applicable state securities laws or exempt from such registration requirements;

                       (D) assuming (i) the accuracy of the information provided by the Subscribers in the Subscription Documents; and (ii) that the Placement Agent has complied with the requirements of section 4(2) of the 1933 Act (and the provisions of Regulation D promulgated thereunder), the issuance and sale of the Preferred Units is exempt from the registration requirements set forth in Section 5 of the 1933 Act;

                       (E) neither the execution and delivery of this Agreement, the Subscription Agreement, the Line of Credit Commitment Letter, 8% Secured Promissory Note(s) and General Security Agreement or the Finder's Agreement, nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, nor the issuance of the D Preferred Shares, the Offering Warrants, the Line of Credit Warrants or the Agent's Options, has, nor will, conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or By-laws of the Company, or any material contract, instrument or document listed on an exhibit to such opinion, to which the Company is a party, or by which it or any of its properties is bound or violate any applicable law, rule, regulation, judgment, order or decree known to us of any governmental agency or court having jurisdiction over the Company or any of its properties or business;

                       (F) to the best of such counsel's knowledge, there are no claims, actions,suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company or involving the properties of the Company which might materially and adversely affect the business, properties or financial condition of the Company or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement, except as set forth in or contemplated by the Offering Documents or in
           Schedule 3(b)(v)(F) to this Agreement; and

                       (G) such counsel has reviewed the Offering Documents and nothing has come to the attention of such counsel in the normal course of their representation of the Company to cause them to have reason to believe that the Offering Documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

     The Placement Agent shall receive the opinion of Gambrell & Stolz, L.L.P., intellectual property counsel to the Company, dated the Closing(s), substantially to the effect that:

                       (A) such counsel has carefully read and analyzed the material set forth in the Memorandum under "Business-Patents and Proprietary Rights" and, in such counsel's opinion, such material accurately and adequately discloses the Company's patent position and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                       (B) to the extent the Company has any patents, the Company's patent applications were properly filed and the United States Patent and Trademark Office has not taken final action with respect thereto; there has not been any public use or sale by the Company prior to the filing of any of the patents or patent applications which would affect their validity and, in such counsel's opinion, the claims contained in the applications represent valid patent claims; such counsel has no reason to believe that patents will not issue with respect thereto or that the claims contained in the applications conflict with the rights of others;

                       (C) to the extent the Company has any patents, there are no facts which would preclude the Company from having clear title to the United States patent applications owned by the Company;

                       (D) to the extent the Company has any patents, the Company owns or has adequate and enforceable rights to use United States patents necessary to its business as currently conducted;

                       (E) to the extent the Company has any patents, there are no material legal or governmental proceedings pending or threatened with respect to any patents of the Company; and

                       (F) to the extent applicable, there have been no claims asserted against the Company relating to the potential infringement of or conflict with any patents, trademarks, copyrights or trade secrets of others; such counsel has conducted a search for existing United States patents with claims that might cover the Company's technology and, in such counsel's opinion, the Company's technology does not infringe any United States patents.

                 (vi)    Officers' Certificate. The Placement Agent shall
                         ---------------------
receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such closing with the same effect as though expressly made at such closing.

                 (vii)   Shareholder Consent. The Placement Agent shall have
                         -------------------
received copies of such duly executed waivers and consents from the holders of the Company's outstanding securities as counsel to the Placement Agent deems necessary or important for completion of the Placements.

                 (viii)  Designation of Preferred. The Company shall have filed
                         ------------------------
the Series C Designation and Series D Designation with the Secretary of State of the State of Minnesota.

                 (ix)    Fund Escrow Agreement. The Placement Agent shall
                         ---------------------
receive a copy of a duly executed escrow agreement in the form previously delivered to you regarding the deposit of funds pending the closing(s) of the Offering with a bank or trust company acceptable to the Placement Agent (the "Fund Escrow Agreement").

                 (x)     Budgets. The Placement Agent shall receive two-year
                         -------
quarterly operating budgets which have been reviewed and approved by the Company's Board of Directors and the Placement Agent.

                 (xi)    Finder's Agreement. The Company shall execute and
                         ------------------
deliver to the Placement Agent an agreement with the Placement Agent providing for a finder's fee to the Placement Agent in the event the Company consummates certain transactions (the "Finder's Agreement") in the form attached hereto as Appendix C and incorporated herein by reference.

                 (xii)   Lock-Up Agreements. The Placement Agent shall receive
                         ------------------
agreements from each officer, director and principal shareholder of the Company to the effect that such individual shall not sell, assign or transfer any of their securities of the Company for a period of 18 months from the Initial Preferred Closing; provided, however, if the Company completes a public offering during such 18 month period, the lock-up will continue for one year after completion of such public offering.

                 (xiii)  Board of Directors, Irrevocable Proxy. The Company's
                         -------------------------------------
Board of Directors shall consist of three members designated by the Company, one member designated by the Placement Agent and one member designated by holders of the D Preferred Shares. The Placement Agent shall also have the right to have a non-voting observer attend all Company Board meetings subject to the execution of appropriate confidentiality agreements. The Placement Agent shall receive the irrevocable proxies described in Section 4(l) hereof.

                 (xiv)   By-Law Provision. The Company shall have amended its
                         ----------------
By-Laws to provide that meetings of the Board may be called by any two directors acting in concert.

                 (xv)    Halis Transaction. The Company shall have, on terms and
                         -----------------
conditions acceptable to the Placement Agent, either entered into a definitive merger agreement with Halis, Inc. ("Halis') or acquired more than 50% of the outstanding capital stock of Halis (the "Halis Transaction'). The Company shall pay the Placement Agent 5% of the total consideration paid or received by the Company and/or its shareholders in connection with the Halis Transaction

                 (xvi)   Shareholder Meeting. The Company shall have mailed to
                         -------------------
its shareholders or
shall have prepared in substantially final form subject only to possible SEC review a proxy statement calling for a meeting for the purpose of seeking shareholder approval of the terms of the Placements, the Line of Credit, the Halis Transaction as well as a sufficient increase in the Company's authorized capital stock to enable completion of the Maximum Offering.

                 (xvii)  O&D Insurance. The Company shall use its best efforts
                         -------------
to obtain at least $5,000,000 of officers and directors liability insurance (the "O&D Policy") and, in any event, shall have obtained the O&D Policy within 30 days of the Initial Preferred Closing.

                 (xviii) Key-Man Insurance. The Company shall use its best
                         -----------------
efforts to obtain a $1,000,000 "key-man" life insurance policy on the life of Paul Harrison (the "Key-Man Policy") and, in any event, shall have obtained the Key-Man Policy within 60 days of the Initial Preferred Closing.

           (c)   Blue Sky. Counsel to the Placement Agent will prepare and file
                 --------
the necessary documents so that offers and sales of the securities to be offered in the Placements may be made in certain jurisdictions. It is understood that such filings may be based on or rely upon: (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber;
(ii) the representations, warranties and agreements of the Company set forth in
Section 2 of this Agreement; and (iii) the representations of the Company set forth in the certificate to be delivered at each closing pursuant to paragraph
(vi) of Section 3(b).

           (d)   Placement Fee and Expenses.
                 --------------------------

                 (i)     Bridge Financing. Simultaneously with payment for and
                         ----------------
delivery of the Bridge Units at the Bridge Closing, the Company shall pay the Placement Agent the $25,000 balance of the $50,000 reflindable payment ($15,000 of which was paid through the issuance of 40,000 shares of Common Stock) provided for in the letter of intent dated December 9, 1999 (the "LOI"), which $50,000 payment shall be credited against reimbursable expenses as set forth in subsection (ii)(C) below;. The Company shall also pay all expenses in connection with the qualification of the Bridge Units under the, securities or Blue Sky laws of the states which the Placement Agent shall designate, including legal fees and filing fees.

                 (ii)    Offering. Simultaneously with payment for and delivery
                         --------
of the D Preferred Shares and Offering Warrants at each closing of the Offering, the Company shall: (A) pay to the Placement Agent a sales concession equal to 7% of the aggregate purchase price of the Preferred Units sold; (B) pay to the Placement Agent a structuring fee equal to 3% of the aggregate purchase price of the Preferred Units sold; (C) reimburse the Placement Agent for up to $100,000 of accountable expenses, representing the maximum aggregate amount of the Placement Agent's accountable expenses, inclusive of the Placement Agent's expenses in Section 4(b), for which the Company shall be liable; and (D) issue to the Placement Agent or its designees five-year options in the form attached hereto as Appendix D to purchase that number of D Preferred Shares and that number of Offering Warrants as equals 20% of the D Preferred Shares and Offering Warrants sold in the Offering (the "Agent's Options"). The Company shall also pay all expenses in connection with the qualification of the Preferred Shares under the securities or Blue Sky laws of the states which the Placement Agent shall designate, including legal fees and filing fees.

                 (iii)   Interest. In the event that for any reason the Company
                         --------
shall fail to pay to the Placement Agent all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to four percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

           (e)   Bring-Down Opinions and Certificates. If there is more than one
                 ------------------------------------
Closing, then at each
such Closing there shall be delivered to the Placement Agent updated opinions and certificates as described in (v) and (vi) of Section 3(b) above, respectively.

           (f)   No Adverse Changes. There shall not have occurred, at any time
                 ------------------
prior to the applicable closing (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a.general limitation on prices for, trading in securities on the New York Stock Exchange or the Nasdaq - Amex Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the applicable Placement.

     4.    Covenants of the Company.
           ------------------------

           (a)   Use of Proceeds. The net proceeds of the Bridge Financing will
                 ---------------
be used for general working capital purposes. The net proceeds of the Offering will be used by the Company substantially as set forth in the Memorandum. Except as set forth on Schedule 4(a) to this Agreement, the Company shall not use any
                -------------
of the proceeds from the Placements to repay any indebtedness of the Company (other than trade payables in the ordinary course), including but not limited to indebtedness to any current executive officers, directors or principal shareholders of the Company.

           (b)   Expenses of Offering. The Company shall be responsible for, and
                 --------------------
shall bear all expenses directly incurred in connection with, the proposed Placements including, but not limited to, (i) legal fees of the Company's counsel relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto and preparing and delivering all Placement Agent and selling documents, Warrant and Preferred Share certificates; and (ii) blue sky fees, filing fees and the fees and disbursements of Placement Agent's counsel in connection with blue sky matters (the "Company Expenses"). In addition, the Company shall reimburse the Placement Agent for all of its out-of-pocket expenses incurred in connection with the Placements, including, without limitation the Placement Agent's mailing, printing, copying, telephone, travel, background searches, due diligence investigations, legal and consulting fees or other similar expenses (the "Placement Agent expenses") up to $100,000.

           If the Company decides not to proceed with the Offering for any reason (other than Placement Agent's failure to close on the Offering prior to the Preferred Termination Date) or if the Placement Agent decides not to proceed with the Offering because of a material breach by the Company of its representations, warranties, or covenants in this Agreement or as a result of material adverse changes in the affairs of the Company, the Company will be obligated to pay the Placement Agent liquidated damages of $300,000 and to reimburse the Placement Agent for the Placement Agent expenses as set forth above. The Placement Agent shall have no liability to the Company for any reason should the Placement Agent choose not to proceed with the Offering contemplated hereby.

           (c)   Notification. The Company shall notify the Placement Agent
                 ------------
immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

           (d)   Blue Sky. The Company will use its best efforts to qualify or
                 --------
register the securities to be offered in the Placements for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to register as a foreign corporation or qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of securities pursuant to the Placements in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawflilly made.

           (e)   Form D Filing. Counsel to the Placement Agent on behalf of the
                 -------------
Company shall: (i) file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the sale of the Units and no later than 15 days after the first sale of the Preferred Shares; (ii) file promptly such amendments to such Notices on Form D as shall become necessary; and (iii) comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

           (f)   Press Releases, Etc. The Company shall not, during the period
                 --------------------
commencing on the date hereof and ending on the last to occur of (i) the Bridge Closing, (ii) the Bridge Termination Date; (iii) the Preferred Termination Date; or (iv) the second anniversary of the Final Closing, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld, provided, however, the Company may issue any such releases which in the reasonable opinion of counsel to the Company are required for compliance with any governmental agency or exchange on which the Company's securities are listed. Furthermore, the Company shall not at any time include information with respect to the Placements or use the Placement Agent's name in any press release, advertisement or on any website maintained by the Company without the prior written consent of the Placement Agent, which consent, with respect to information regarding the Placements only, shall not be unreasonably withheld.

           (g)   Key-Man Policy. The Company shall obtain the Key-Man Policy
                 --------------
within 60 days of the Initial Preferred Closing and shall keep the Key Man Policy in effect until the expiration of the lock-up period set forth in Section 3(b)(xii) hereof.

           (h)   O&D Policy. The Company shall obtain the O&D Policy within 30
                 ----------
days of the Initial Preferred Closing and shall keep the O&D Policy in effect during such period as the Placement Agent or the holders of the D Preferred Shares have the right to designate one or more members of the Company's Board of Directors or one or more such designees serve as directors. The Company shall not cancel or make substantive changes to the O&D Policy without giving the Placement Agent at least 30 days' prior written notice.

           (i)   Executive Compensation. The compensation of the Company's
                 ----------------------
executive officers shall not increase during the three-year period following the Initial Preferred Closing without the approval of a majority of the independent members of the Board of Directors.

           (j)   Restrictions on Issuances of Securities. During the period
                 ---------------------------------------
commencing on the date hereof and ending on the later of (i) the Final Closing or (ii) the Preferred Termination Date, the Company will not, without the prior written consent of the Placement Agent, issue additional shares of Common Stock, other than pursuant to the exercise of options or warrants outstanding on the date hereof, or grant any warrants, options or other securities of the Company. If the Minimum Offering is sold, the Company agrees that it will not, without approval of a majority of the Board of Directors, issue additional shares of Common Stock, other than pursuant to the exercise of options or warrants outstanding on the date hereof, or grant any warrants, options or other securities of the Company.

           (k)   Budgets; Financial Statement. During the two-year period after
                 ----------------------------
the Initial Preferred Closing, any expenditures in excess of 5% outside the budgets previously delivered to the Placement Agent pursuant to Section 3(b)(ix) hereof will be approved by a majority of the Board of Directors. During the two-year period after the Initial Preferred Closing, the Company will deliver to the Board members monthly financial statements within 15 days after the end of each month.

           (l)   Board Designees; Irrevocable Proxy. In the event the Offering
                 ----------------------------------
is completed, the Company agrees that until such time as the D Preferred Shares have converted into Common Stock pursuant to the terms of the mandatory conversion features set forth in the D Designation, the Board will have the composition set forth in Section 3(b)(xiii) hereof and the number of directors comprising the Board shall not increase without the consent of the Placement Agent's Board designees. The Placement Agent shall receive an irrevocable proxy from each of the officers and directors of the Company granting the Placement Agent a proxy to vote their shares for the election of directors solely for the purpose of enforcing the Placement Agent's rights described in this Section 4(l). Any director designated by the Placement Agent may be replaced at any time. In addition, in the event that any director designated by the Placement Agent resigns or for any reason no longer serves as a director, then the Placement Agent shall designate a replacement for.such director.

           (m)   Right of First Refusal. In the event the Company terminates the
                 ----------------------
Offering for any reason or for no reason, or if the Placement Agent terminates the Offering as a result of the breach of any representations, warranties or covenants contained in this Agreement or the Company's failure to satisfy any of the conditions to closing set forth herein, then the Placement Agent shall have the right of first refusal (the "Right of First Refusal") for a period of one year from the date of such termination to act as exclusive placement agent or financial advisor in connection with the Company raising any capital of $ 1,000,000 or more or in connection with any merger, sale or acquisition. The Company further agrees that the Placement Agent shall have the Right of First Refusal for a period of one year from the date the Bridge Financing is completed to either lead manage any future private placement of debt (which shall not include for the purposes hereof any senior secured bank financing) or equity securities of the Company, raising gross proceeds of $30,000,000 or less, or to advise the. Company in connection with any merger, acquisition or- similar transaction. Accordingly, if during such period the Company intends to engage in any of the above-referenced transactions, the Company shall notify you in writing of such intention and of the proposed terms of the transaction. The Company shall thereafter promptly furnish you with such information concerning the business, condition and prospects of the Company as you may reasonably request. If within 20 business days of the mailing by registered mail addressed to the Placement Agent of such notice of intention and statement of terms you do not accept in writing such offer to act as underwriter or agent with respect to such offering or investment banker with respect to such transaction, upon the terms proposed, the Company shall be free to negotiate terms with other underwriters or agents with respect to'such offering or investment banker with respect to such transaction, and to effect such offering or transaction on such proposed terms. Before the Company shall accept any proposal less favorable to the Company from such underwriter or agent or investment banker or if such transaction is not consurnmated within six (6) months, your preferential right shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted; provided, however, that your preferential right shall not be reinstated later than 18 months after the Initial Bridge Closing. The failure by you to exercise your Right of First Refusal in any particular instance shall not affect in any way such right with respect to any other subsequent transaction.

           (n)   Independent Auditors. During the three-year period following
                 --------------------
the Initial Preferred Closing, the Company will not switch auditors, other than to a "Big Five" accounting firm, without the approval of a majority of the independent members of the Board of Directors.

           (o)   Quarterly Communications. Within 45 days after the end of each
                 ------------------------
fiscal quarter, the Company shall (i) send to the Placement Agent (x) a letter setting forth the results of operations for the fiscal quarter and management's analysis thereof and (y) a schedule of all securities issuances by the Company, including the issuances of shares pursuant to the cashless exercise provisions of any options or warrants, land (ii) present an update on the affairs of the Company at the offices of the Placement Agent for the investors and employees of the Placement Agent. In addition, within 90 days after the end of each fiscal year, the Company shall send to the investors a shareholders letter in form and substance reasonably satisfactory to the Placement Agent setting forth the results of operations for the fiscal year and management's analysis thereof.

           (p)   Transmittal Letters. Within five days after each closing of the
                 -------------------
Placements, the Placement Agent shall receive copies of all letters from the Company to the investors transmitting the securities sold in such Placement and shall receive a letter from the Company confirming transmittal of the securities to the investors.

           (q)   Future Transactions. Provided the Minimum Offering is
                 -------------------
consummated, in addition to the compensation payable to the, Placement Agent in connection with future transactions by the Company pursuant to the terms of the Finder's Agreement, the Company hereby agrees that in the event the Company is sold for cash or stock during the five-year period following the Initial Preferred Closing, it will pay to the Placement Agent upon consummation of the transaction a fee equal to one percent (1.0%) of the total consideration paid in such sale transaction in the event the transaction is completed during the three-year period following the Initial Preferred Closing, or one-half percent (.5%) of the total consideration paid in the event the transaction is completed after the initial three-year period.

           (r)   Committees. The Company will not create any committees of its
                 ----------
Board of Directors that are not composed of a majority of the independent members of the Board of Directors unless it has received the approval of a majority of the independent members of the Board of Directors to do so; subject to SEC, NASDAQ, and other public requirements.

     5.    Indemnification.
           ---------------

           (a) The Company agrees to indemnify and hold harmless the Placement Agent and each selected dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of a material fact or alleged untrue statement or a material fact provided by the Placement Agent in writing to the Company specifically for use in the Offering Documents, or arises out of or is based upon the gross negligence of the Placement Agent or any of its shareholders, directors, officers, employees or controlling persons;

           (b) The Company agrees to indemnify and hold harmless an Indemnified Party to the same extent as the foregoing indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the 1933 Act or the 1934 Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

           (c) Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense.thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Company and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to an actual conflict of interest (in which case the Company shall not have the right to assume the defense of such action on behalf of an Indemnified Party or Parties), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement of any action against an Indemnified Party shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

     6.    Contribution.
           ------------

           To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section 5 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the- Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No -person guilty of a fraudulent misrepresentation shall be entitled to contribution, from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, shareholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 6. Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

     7.    Miscellaneous.
           -------------

           (a)   Survival. Any termination of the Placements without
                 --------
consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in Section 6 hereof shall survive any termifiation and shall survive the Final Closing for a period of five years.

           (b)   Representations, Warranties and Covenants to Survive Delivery.
                 -------------------------------------------------------------
The respective representations, warranties, indemnities, agreements, covenants and other statements as of the date hereof shall survive execution of this Agreement and delivery of the Units and D Preferred Shares and the termination of this Agreement for a period of three years after such respective event.

           (c)   No Other Beneficiaries. This Agreement is intended for the sole
                 ----------------------
and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

           (d)   Governing Law; Resolution of Disputes. This Agreement shall be
                 -------------------------------------
governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent -and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of. a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of mediation will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

           (e)   Counterparts. This Agreement may be signed in counterparts with
                 ------------
the same effect as if both parties had signed one and the same instrument.

           (f)   Notices. Any communications specifically required hereunder to
                 -------
be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at Commonwealth Associates, 830 Third Avenue, New York, New York 10022, Att: Carl Kleidman, with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10 154, Att: Fran Stoller and if sent to the Company, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at, Att: Paul Harrison, with a copy to Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E.., Suite 2400, Atlanta, Georgia 30308, Attention:
Elizabeth Noe.

           (g)   Entire Agreement. This Agreement constitutes the entire
                 ----------------
agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

           (h)   Schedules. The parties acknowledge that the Schedules required
                 ----------
by this Agreement have not been prepared as of the date hereof. The Company agrees to deliver the Schedules no later than Friday, March

10, 2000; provided, however, that to the extent any disclosures contained in the Schedules are unacceptable to the Placement Agent, the Company will use commercially reasonable efforts to effect an acceptable remedy. In the event the Company is unable to effect a remedy to the satisfaction of the Placement Agent, the Placement Agent shall have the right not to proceed with the Placements or extend additional credit under the Credit Line as if a condition precedent to such closing or extension had not been satisfied. Such failure to remedy will not give rise to a claim by the Placement Agent of a breach of a representation or warranty by the Company.

     If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.


                                        Very truly yours,

                                        HEALTHWATCH, INC.


                                        By:  /s/ Paul W. Harrison
                                             --------------------
                                             Name: Paul Harrison
                                             Title: Chairman and CEO

Agreed:

COMMONWEALTH ASSOCIATES, L.P.

     By:   Commonwealth Associates Management Company, Inc.,
           its general partner


     By:   /s/ Joseph Wynne
           ----------------
           Name: Joseph Wynne
           Title: Chief Financial Officer

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